Exhibit 99.1

NEWS RELEASE

COMSTOCK ANNOUNCES SECOND QUARTER 2026 BUSINESS RESULTS AND OUTLOOK

VIRGINIA CITY, NEVADA, July 23, 2026 – Comstock Inc. (NYSE: LODE) (“Comstock,” “our,” and the “Company”), today announced its second quarter 2026 business results, updates and outlook.

Selected Business Highlights for the Second Quarter of 2026

Comstock Metals

“We have now installed and tested substantially all our equipment, including front end loading and upgrades for offtake products, as we are near complete with our commissioning and look forward to continuous operations in August. This represents four of the six-unit operations, and we now expect to complete the final two major unit operations prior to July month end. We are completing the testing and startup of the recycling plant and product upgrading operations just as our panel flow begins to ramp up here during the late second and early third quarters,” said Dr. Fortunato Villamagna, President of Comstock Metals.

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Received and installed all major precision-manufactured equipment for production at our first industry-scale facility in Silver Springs, NV, with commissioning ongoing and the integrated operations coming online by August 2026;

•	Received, installed, tested and ready to operate our product upgrading system - primarily for glass - ahead of schedule;
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Received JobsOhio Grant, supporting economic development, business expansion, and job creation for our previously announced Cambridge, OH facility supporting one of the U.S.’s largest end-of-life solar panel geographic markets;

•	Commenced bench and pilot-scale testing for the first phase (silver recovery) of our industrial metal recovery solution;
•	Continued experiencing an increased ramping up the flow of panels into the facility; and
•	Executed an OEM - Material Recycling Services Agreement with Illuminate USA LLC, a manufacturer based in Ohio.

“We have extended our production capabilities with highly effective equipment for offtake product upgrades, especially glass, that expands our supply chain potential for large volume customers and positions us for higher off-take product revenues,” said Dr. Villamagna. “We have also concurrently designed and begun testing on our first-of-its-kind metals recovery solution that should enable a closed-loop process for the recovery of high-value silver and other critical metals from our industrial tailings.”

Legacy Mining Asset Sales

On June 21, 2026, the Company entered into a Securities Purchase Agreement with Mackay Precious Metals Inc. (“Mackay”) and Mackay Gold & Silver Corp., a British Columbia corporation (“Mackay Parent”), pursuant to which the Company agreed to sell all of its rights, titles, and interest in the membership interests in Comstock Mining LLC, Comstock Processing LLC, Comstock Exploration and Development LLC (each a Nevada limited liability company), and all of the issued and outstanding shares of capital stock of Comstock Real Estate Inc., a Nevada corporation whose primary asset is the Gold Hill Hotel that resides within the boundaries of the Comstock mining district. The Securities Purchase Agreement also includes a 1.5% NSR royalty on minerals produced from the transferred properties, subject to Mackay's repurchase rights under specified conditions. The transaction is expected to close in August 2026, subject only to TSX-V stock exchange clearance.

Bioleum Corporation

“We are reorienting the Bioleum business to emphasize more immediate revenue and profit opportunities with existing, already-developed technologies while still retaining the capabilities, capacity, and technology to fulfill Bioleum’s longer-term vision. Bioleum has assembled and integrated a proprietary ‘Farm-to-Fuel’ platform that seeks to solve the singular most meaningful bottleneck in the renewable fuels industry, which is the availability of efficient, reliable feedstock. The potential for Hexas Biomass XanoFiberTM to deliver the highest-yielding, lowest-carbon-impacting (“CI”) and lowest-delivered-cost feedstock when coupled with Bioleum’s conversion technologies, creates a fully integrated, differentiated renewable fuel solution,” said Mr. De Gasperis, Comstock’s Chief Executive Officer. “Our team and partners represent some of the most advanced lignocellulosic scientists and engineers in the world and are now realigning and focusing their activities to this end, resulting in a simpler, stronger and highly differentiated solution.”

As a result of Bioleum’s choice to follow certain technological paths and not others, during the second quarter of 2026 the Company concluded that its realigned plans for advanced lignocellulosic biomass and other decarbonizing solutions no longer considered the use of the Flux Photon and other related technologies relevant or effective. As a result, the Company determined to impair the full net carrying value of the related developed technology intangible assets, certain capitalized engineering costs for plant designs, and investments associated with these technologies. The recorded total impairment loss was approximately $16.4 million. These impairments are substantially all non-cash acquisition costs.

Corporate Transactions, Liquidity and Capital Resources Highlights

“During the second quarter of 2026, we announced the successful sale, pending regulatory approval, of our legacy mining assets, with total consideration of over $45.0 million, including $20.0 million in immediate cash proceeds expected in August 2026, enabling us to redirect our resources and capacity on growing our industrial metals production and supply chain,” stated Corrado De Gasperis. “We also significantly increased our ownership in Sierra Springs Opportunity Fund Inc. to 47.63%, who recently closed on over 2,200 acres of land and nearly 2,000 acre-feet of water rights, while simultaneously securing the transmission of natural gas that will power those lands as we finalize our position and prepare to monetize these investments.”

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Executed a Securities Purchase Agreement (the “SPA”) to sell 100% of the mineral, mining, processing and related mining district real estate entities to Mackay Precious Metals Inc. (“Mackay”) for an aggregate transaction consideration of over $45.0 million, consisting of over $30.0 million in cash and stock payments, the assumption of all reclamation obligations and liabilities, a retained 1.5% NSR royalty, and a contingent payment of $10.0 million.

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Extinguished all promissory notes commitments, including all make-whole provisions, resulting in total cash proceeds paid back to the Company of $1.7 million ($1.2 million in the first quarter and $0.5 million in the second quarter).

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Fully satisfied, as contractually required, a remaining acquisition obligation of approximately $5.3 million, with the issuance of 1,750,000 common shares, for the prior acquisition associated with our investment in Bioleum.

•	Sold, at a discount, a note receivable associated with a prior property sale resulting in cash proceeds of $0.5 million
•	Completed capital expenditures associated with our recycled products upgrades (primarily for glass).
•	Completed capital expenditures associated with our Industry-Scale Recycling Facility ready for start-up in August
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Increased our investment in Sierra Springs Opportunity Fund, Inc. (“SSOF”) to 47.63% for $11.64 million. SSOF represents over 2,200 acres of primary Nevada real estate and water rights positioned for higher value monetization.

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Increased our investment in SSOF, enabling them to exercise its land purchase option, close on the purchase of over 150 parcels representing over 2,000 acres of lands and nearly 2,000 acre-feet of water rights and bring its total land holdings, excluding the Comstock 258 adjoining acres, to over 2,200 acres of developable land.

•	Common shares outstanding were 75.95 million at June 30, 2026, and 75.99 million shares at July 20, 2026.
•	Cash and cash equivalents were $31.4 million at June 30, 2026.

“Our use of capital during the quarter was consistent with our stated objectives from the last capital raise, as we expediently grow the solar recycling organization, bring the first-of-its-kind recycling facility online, develop product upgrade and metals extraction solutions ahead of schedule, and extend our market-leading position,” continued Mr. De Gasperis. “We also invested nearly $12.0 million to secure the SSOF land and energy so that it can be monetized at the highest possible values. Our entire Board is highly cognizant of our cash positions and share price, and we aim to deploy cash carefully and judiciously towards delivering maximum shareholder value by monetizing non-core assets and using non-dilutive funding for metals.”

2026 Outlook

Comstock Metals Outlook

Comstock Metals is finalizing the commissioning of its first industry-scale solar recycling facility in northern Nevada for continuing operations in August of 2026. At the same time, the Company is developing its first pilot-scale metal recovery facility capable of handling the metals-rich tailings produced by its recycling facilities Comstock Metals has also identified its second site in the southern part of Nevada and its third site in central Ohio. These industry-scale facilities are each designed for recycling up to 3.3 million panels (or approximately 100,000 tons) of annual capacity per production line. The Company does not plan on ordering equipment for subsequent facilities until the first facility is operating and production is effectively ramped up. Site assessments remain ongoing for what would be the fourth and fifth industry-scale facilities and associated storage sites.

The Company's Metals objectives for 2026 include:

•	Commissioning of our first commercial plant;
•	Securing larger and longer-term supply contracts and continuing the revenue ramp up of billings for panels;
•	Selecting sites number two and three. Submitting and securing permits for both sites;
•	Ordering equipment for our second industry-scale facility following the successful ramp up of our first commercial plant;
•	Extending and operating an upgrading production line capable of making high-specification, higher value glass materials;
•	Finalizing the design for downstream metal recovery of the solar panel tailings; and
•	Operating a one-ton-per-day pilot that can recover silver products and other metal slurries for Doré production.

“Our solar recycling facility will be up and running in August and operate at least 25% of rated capacity from then through year end, if not higher, generating an expected $5 million in revenues in the second half of 2026,” concluded Mr. De Gasperis. “This represents three foundational milestones for us, including full commissioning, profitable unit economics, and ramp up. Our dedicated material science and engineering teams also plan on validating, at pilot scale, high-yielding silver product extraction as we advance our deployment of a one-ton-per-day metal extraction pilot and proof of concept for our tailings.”

Corporate Outlook

The Company’s corporate objectives for 2026 include:

•	Monetize our legacy mineral and mining properties, plants and equipment;
•	Secure sufficient power for hyper-scale data center developments on SSOF lands in Silver Springs, NV;
•	Realign, consolidate and position our ownership in SSOF for high-value monetization;
•	Monetize all other legacy, non-core real estate in Silver Springs, NV; and
•	Support Bioleum development, including the integration and commercialization of Hexas, and external capital sources.

The Company is monetizing its portfolio of non-core assets, simplifying its business and further enhancing its liquidity.

CONFERENCE CALL DETAILS

Comstock’s Chief Executive Officer, Corrado De Gasperis, and its Chief Financial Officer, Judd Merrill, will present an overview of the second quarter 2026 financial results, upcoming milestones, and how the Company’s systemic platform is optimizing results on Thursday, July 23, 2026.

We invite all investors and other interested parties to register for the webinar at the link below.

Date:	Thursday, July 23, 2026

Time:	4:30 p.m. ET

Register:	Webinar Registration

HAVE QUESTIONS? There will be an allotted time following the results presentation for a Q&A session. Unaddressed questions will be reviewed by management and responded to accordingly. You may submit your question(s) beforehand in the registration form (linked above) or by email at: ir@comstockinc.com.

About Comstock Inc.

Comstock Inc. (NYSE: LODE) innovates and commercializes technologies, systems and supply chains that enable, support and sustain clean energy systems by efficiently, effectively, and expediently extracting and converting under-utilized natural resources into reusable metals, like silver, aluminum, gold, and other critical minerals, primarily from end-of-life photovoltaics and renewable fuels and other forms of energy.

To learn more, please visit www.comstock.inc.

Comstock Social Media Policy

Comstock Inc. has used, and intends to continue using, its investor relations link and main website at www.comstock.inc in addition to its X.com, LinkedIn and YouTube accounts, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contacts

For investor inquiries:

Judd B. Merrill, Chief Financial Officer

Tel (775) 413-6222

ir@comstockinc.com

For media inquiries:

Zach Spencer, Director of External Relations

Tel (775) 847-7573

media@comstockinc.com

Forward-Looking Statements

This press release and any related calls or discussions may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” “plan,” “forecast,” “seek,” “target,” “should,” “intend,” “may,” “will,” “would,” “potential” and similar expressions identify forward-looking statements but are not the exclusive means of doing so. Forward-looking statements include statements about matters such as: future market conditions; future financial, natural, and social gains; future prices and sales of, and demand for, our products and services; permits; production capacity and operations; operating and overhead costs; future capital expenditures and their impact on us; operational and management changes (including changes in the Board of Directors); changes in business strategies, planning and tactics; future employment and contributions of personnel, including consultants; future land and asset sales; investments, acquisitions, joint ventures, strategic alliances and business combinations; litigation, administrative or arbitration proceedings; environmental compliance and changes in the regulatory environment; offerings of equity or debt securities; and future working capital needs, revenues, variable costs, throughput rates, operating expenses, debt levels, cash flows, margins, taxes and earnings. These statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical and current trends, current conditions, possible future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees, representations or warranties and are subject to risks and uncertainties, many of which are unforeseeable and beyond our control and could cause actual results, developments and business decisions to differ materially from those contemplated by such forward-looking statements. Some of those risks and uncertainties include the risk factors set forth in our filings with the SEC. Occurrence of such events or circumstances could have a material adverse effect on our business, financial condition, results of operations or cash flows, or the market price of our securities. All subsequent written and oral forward-looking statements by or attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Except as may be required by securities or other law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Neither this press release nor any related calls or discussions constitutes an offer to sell, the solicitation of an offer to buy or a recommendation with respect to any securities of the Company or any other issuer.